UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 27, 2004


                          SPIDERBOY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                                    MINNESOTA
         (State or other jurisdiction of incorporation or organization)


         0-18292                                      41-0825298
 (Commission File Number)                  (IRS Employer Identification No.)

1117 PERIMETER CENTER WEST, STE. N415
          ATLANTA, GEORGIA                                30327
  (principal executive offices)                         (Zip Code)

                                 (678) 443-2300
              (Registrant's telephone number, including area code)


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                                EXPLANATORY NOTE

     On  March 10,  2004,  we  filed with the Securities and Exchange Commission
(SEC) our Current Report on Form 8-K. This Current Report on Form 8-K/A is being filed to reflect the amendment of Exhibit 2.1, which was filed with our Form 8-K on March 10, 2004.

     Except as described above, no other changes have been made to our Current Report on Form 8-K. For the convenience of the reader and as required under SEC rules, this Current Report on Form 8-K/A sets forth the complete text of Items 1 and 5 rather than just the amended portions thereof. To preserve the nature and character of the disclosures set forth in these Items as originally filed, this Current Report on Form 8-K/A continues to speak as of March 10, 2004, and we have not updated the disclosures in this Current Report on Form 8-K/A to speak as of a later date or to reflect events which occurred at a later date, except as specified in the exhibit hereto, with the sole exception of updating our address and telephone number. For Items not modified herein, reference should be made to our Current Report on Form 8-K as filed with the SEC on March 10, 2004. The filing of this Current Report on Form 8-K/A is not an admission that our Current Report on Form 8-K, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     On February 27, 2004, Janet Risher ("Risher"), Richard Schmidt ("Schmidt") and Billy V. Ray, Jr. ("Ray") completed the transactions contemplated by that certain Stock Purchase Agreement dated February 27, 2004, and attached as an exhibit to this Current Report on Form 8-K (the "Agreement"). Pursuant to the Agreement, Risher and Schmidt sold to Ray 21,851,503 shares of the registrant's common stock, no par value, constituting approximately 44.9 percent of the issued and outstanding common stock of the registrant, and 1,000,000 shares of the registrant's preferred stock, par value $0.001 per share, constituting 100 percent of the issued and outstanding preferred stock of the registrant, for the purchase price of $250,000.

     Following the completion of the stock purchase transaction, Ray was elected a director and Chief Executive Officer of the registrant.

     Because of the change in ownership of voting stock and the composition of the board after the closing of the Agreement, there was a change in control of the registrant upon completion of the transaction contemplated by the Agreement. The percentage of voting securities of the registrant now beneficially owned by Ray is 44.9 percent of the common stock and 100 percent of the preferred stock. The preferred shares are not convertible into common shares of the registrant, however, each preferred share has the same voting rights as 250 shares of the common stock of the registrant. As a result, Ray has the power to vote 271,851,503 shares of the common stock of the registrant which number exceeds the total issued and outstanding shares of the registrant's common stock.

     The purchase price for the shares sold pursuant to the Agreement consisted of a promissory note in the amount of $250,000, attached as an exhibit to this Current Report on Form 8-K (the "Note"). Ray is the Maker, and Richard Schmidt and Janet Risher, collectively, are the Payees under the Note. The Note is secured by a Stock Pledge Agreement, dated February 27, 2004 and attached as an exhibit to this Current Report on Form 8-K. Pursuant to the Stock Pledge Agreement, Ray granted to Schmidt and Risher a security interest in the 21,851,503 shares of the registrant's common stock, and the 1,000,000 shares of the registrant's preferred stock acquired by Ray pursuant to the Agreement, as collateral to secure the payment of the Note.

     There are no arrangements, known to the registrant, including any pledge by any person of securities of the registrant, the operation of which may at a subsequent date result in a change in control of the registrant.

ITEM 5.   OTHER EVENTS.

     As of April, 14, 2004, the registrant changed its address. The registrant's new address is 1117 Perimeter Center West, Ste. N415, Atlanta, Georgia 30327. The registrant's new telephone number is (678) 443-2300.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial  Statements.
          ----------------------

     None.

     (b)  Exhibits.
          --------

     The following exhibits are filed herewith:

  EXHIBIT NO.                  IDENTIFICATION OF EXHIBIT
  -----------                  -------------------------

     2.2     Amended and Restated Stock Purchase Agreement by and between
             Janet Risher, Richard Schmidt, the registrant, and Billy V. Ray, Jr., dated May 25, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 27, 2004.

                                             SPIDERBOY INTERNATIONAL, INC.


                                             By /s/ Billy V. Ray, Jr.
                                               ---------------------------------
                                               Billy V. Ray, Jr., President


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